                                                                   EXHIBIT 10.52


                                  OFFICE LEASE

      THIS LEASE made as of the ______ day of July, 1998, between WH/WSA REALTY, L.L.C., a Delaware limited liability company ("Landlord") and SCPIE HOLDINGS INC., a Delaware corporation ("Tenant").


                                   WITNESSETH:

                                    ARTICLE 1

           PREMISES, TERM, OPTION TERMS AND RIGHT OF FIRST OPPORTUNITY

        (A) PREMISES AND TERM.

            (i) Premises and Expected Delivery Dates. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space ("Premises") comprised of: (i) the 4th Floor (consisting of approximately 23,675 square feet), (ii) the 6th Floor (consisting of approximately 23,675 square feet),
(iii) the 7th Floor (consisting of approximately 23,675 square feet), and (iv) the 8th Floor (consisting of approximately 23,675 square feet), all of the foregoing individually and collectively designated on Exhibit "A-1" attached hereto and made a part hereof and being located in that certain building known as The Eighteen Eighty Eight Building ("Building") located at 1888 Century Park East, Los Angeles, California 90067 ("Property", as further described in Article
25), subject to the provisions herein contained. Subject to (ii) below, the term ("Term") of this Lease shall commence ("Commencement Date") on the one hundred tenth (110th) day following delivery by Landlord of the Premises to Tenant or its representative for construction (the "110 Day Period"), with Landlord having completed its asbestos abatement program and associated demolition for the Premises in accordance with Section 13 of the Work Agreement (as hereinafter defined). The delivery of the Premises for construction shall occur promptly after the execution and delivery of this Lease (as to the 6th and 7th floors) and as soon as practicable, and (subject to (ii) below) in any event by November 1, 1998 (as to the 4th and 8th floors or any portion thereof), provided that Landlord's failure to deliver the Premises by such date will not subject Landlord to any liability. The Term shall end on the day ("Expiration Date") that is ten (10) years following the Commencement Date (unless the Commencement Date does not occur on the first day of a calendar month, in which event the Term shall end on the day which is ten (10) years following the first day of the calendar month immediately after the calendar month in which the Commencement Date occurs) unless sooner terminated as provided herein. Landlord and Tenant agree that for purposes of this Lease the rentable area of the Premises is 94,700 square feet and the rentable area of the Property is 472,948 square feet.

            (ii) Alternative Delivery Possibilities. If Landlord delivers all of the Premises, except for a portion thereof currently occupied by a tenant or tenants of the Building, not to exceed 4,000 square feet (the "Excluded Portion"), and if the Excluded Portion is delivered on or before thirty (30) days after delivery of the remainder of the Premises (the "Substantial Portion"), the 110 Day Period will commence upon delivery of the


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                                                          [SCPIE Holdings Lease]
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Substantial Portion. If the Excluded Portion is delivered later than thirty (30)
days after delivery of the Substantial Portion, the 110 Day Period will commence upon delivery of the Entire Premises; provided, however, that (a) Landlord and Tenant will consult diligently and in good faith in an effort to agree upon a construction process that will minimize the delay to the completion of its improvements which is attributable to the late delivery of the Excluded Portion, but neither Landlord nor Tenant shall be obligated to expend sums, in addition to those otherwise required to be expended hereunder, to minimize such delay, and (b) the Commencement Date will occur on the earlier to occur of (I) the later to occur of February 20, 1999 and 110 days after delivery of the entire Premises, or (II) the later to occur of 110 days after delivery of the Substantial Portion or commencement of operations by Tenant in the Premises. Landlord will use commercially reasonable efforts to deliver the entire Premises to Tenant on or before November 1, 1998; provided, however, that Tenant acknowledges that such delivery may be beyond Landlord's reasonable control because a number of tenants currently occupying portions of the Premises must be relocated or must otherwise vacate the Premises (and Landlord must perform the abatement and associated demolition work required by this Lease) prior to such delivery. Landlord does not have actual knowledge of any material problems in connection with such relocation and vacation, and represents to Tenant that it believes it will be able to so deliver the entirety of the Premises to Tenant by November 1, 1998, but such relocation and vacation is subject to certain approvals by or agreements with the existing tenants which have not been obtained. If the Excluded Portion is delivered after the Substantial Portion but the 110 Day Period nevertheless commences as provided above, Tenant will be entitled to an abatement of Basic Rent calculated by multiplying the number of days of such delay by two (2), multiplying the product by the number of square feet of the Excluded Portion and multiplying the product by the Basic Rent per square foot payable under this Lease as of the Commencement Date (one-half of such abated Basic Rent being taken into account by Tenant's not be obligated to pay rent as to the Excluded Portion during the period of such delay and the remaining one-half of such abated Basic Rent being taken into account by crediting such amount against the Basic Rent first payable under this Lease.

      (B) OPTION TERMS.

            (i) Option Right. Landlord hereby grants Tenant two (2) options to extend the Lease Term for a period of five (5) years each (individually and collectively, the "Option Term"), which options shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in Default under this Lease. Upon Tenant's exercise of each such option to extend strictly in accordance with the provisions hereof, the Lease Term (as extended if the first option has already been exercised), shall be extended for a period of five years. The rights contained in this Article 1(B) may only be exercised by Tenant or an assignee of Tenant's entire interest under this Lease; provided, however, that (a) such assignment is otherwise permitted under this Lease, and (b) the notice to Landlord set forth in clause (iii) below exercising the option contained in this Article 1(B) shall, if this Lease shall have been assigned, include an agreement of the assignor to the effect that the assignor shall remain liable under this Lease during each Option Term.

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                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
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            (ii) Option Rent. The Rent payable by Tenant during the Option Term
(the "Option Rent") shall be equal to 95% of the then "Prevailing Fair Market Rental Rate" for the first five year Option Term, and shall be equal to 100% of the then "Prevailing Fair Market Rental Rate" for the second five year Option Term. The "Prevailing Fair Market Rental Rate" shall be the rate at which tenants, as of the commencement of the applicable Option Term, are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises, which comparable space is located in the Building or Comparable Buildings, taking into consideration (a) rental abatement concessions, if any, and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant; provided that, in calculating the Option Rent, no consideration shall be given to any period of rent abatement in connection with construction of improvements in such comparable space. The Base Tax Year (as hereinafter defined) and the Base Expenditure Year (as hereinafter defined) for the first Option Term shall be 2009 and the Base Tax Year and the Base Expenditure Year for the second Option Term shall be 2014, and the Option Rent shall be adjusted, if necessary, to reflect any difference between such base year and the base years or expense stops utilized for the comparable space(s) being considered to determine the Option Rent.

            (iii) Exercise of Options. The options contained in this Article 1(B) shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not less than 14 months prior to the expiration of the initial Lease Term or the expiration of the Lease Term as extended by the first option (whichever is applicable), stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than 13 months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, then Tenant shall, on or before the earlier of (A) the date occurring 12 months prior to:
(1) the expiration of the initial Lease Term, or (2) the expiration of the Lease Term as extended by exercise of the first option (whichever is applicable), and
(B) the date occurring 30 days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth below.

                  (a) Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent within an additional thirty (30) days, and such determinations


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                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
shall be submitted to arbitration as set forth below. Failure of Landlord or Tenant to make a determination of the Option Rent within the second thirty-day period shall conclusively be deemed its approval of the Option Rent determined by the other.

                        (1) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial high-rise properties in Century City, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's actual Option Rent for the Premises is the closest to the actual Option Rent for the Premises as determined by the arbitrators, taking into account the requirements of this Article 1(B) in determining the Option Rent. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

                        (2) The two arbitrators so appointed shall within ten
(10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

                        (3) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent and shall notify Landlord and Tenant thereof.

                        (4) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                        (5) If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                        (6) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Article 1(B).

                        (7) The cost of arbitration shall be paid by Landlord and Tenant equally.

      (C) RIGHT OF FIRST OPPORTUNITY.

            (i) Grant of Right. Subject to the provisions of this Article 1(C), Tenant shall have the right of first opportunity (the "Right of First Opportunity") with respect to any space not then leased pursuant to leases in effect as of May 29, 1998 or pursuant to extensions of the terms of such leases (whether pursuant to extension options set forth in such leases or pursuant to other agreements with such tenants in lieu of or in addition to the exercise by such tenants of such extension options): (a) on the second (2nd) and third (3rd) floor of the Building, so long as a minimum of 10,000 rentable square feet of


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                                                          [SCPIE Holdings Lease]
such space is then available, and (b) either (i) the entire fifth (5th) floor of the Building or (ii) that certain space on the fifth (5th) floor of the Building consisting of approximately 15,000 rentable square feet and more specifically set forth on Exhibit "A-2" attached hereto (collectively, the "First Opportunity Spaces").

            (ii) Procedure for Taking Opportunity. Tenant, at Tenant's option, shall upon its need for additional space deliver to Landlord written notice (the "Interest Notice") of its interest in leasing any portion or all of the First Opportunity Spaces. For a period of twelve (12) months following Landlord's receipt of the Interest Notice (the "Required Landlord Notice Delivery Period"), Landlord shall deliver Tenant written notice (the "First Opportunity Notice") from time to time when any of the First Opportunity Spaces become available for lease to third parties. Following the expiration of each Required Landlord Notice Delivery Period, Landlord shall have no obligation to deliver to Tenant a First Opportunity Notice until and unless Tenant shall have delivered to Landlord a new Interest Notice (a "New Interest Notice") in accordance with the provisions hereof (and until Landlord shall receive a New Interest Notice, Landlord shall be free to lease the First Opportunity Space to anyone to whom Landlord desires on any terms which Landlord desires [and Landlord shall be free to not lease the First Opportunity Spaces to anyone at all]).

            (iii) Procedure for Acceptance. If Tenant wishes to exercise its Right of First Opportunity as to the then available portion of the First Opportunity Spaces, then within three (3) business days of Landlord's delivery of the First Opportunity Notice to Tenant, Tenant shall deliver written notice (the "Space Exercise Notice") to Landlord of Tenant's intention to exercise its Right of First Opportunity. If Tenant timely exercises its Right of First Opportunity as set forth herein, then Landlord and Tenant shall, within five (5) business days after Landlord's receipt of the Space Exercise Notice, meet and discuss during one (1) or more meetings, as is then appropriate under the circumstances, Tenant's prospective lease from Landlord of the then available portion of the First Opportunity Spaces (collectively, the "Opportunity Meetings"). If Tenant shall have failed to deliver a Space Exercise Notice to Landlord within the aforesaid three (3) day period, or if Tenant does deliver a Space Exercise Notice within such period but Landlord and Tenant do not reach agreement as to the material economic terms of the prospective lease of the then available portion of the First Opportunity Spaces within ten (10) business days of the first Opportunity Meeting (a "Negotiation Impasse"), then Landlord shall be free to lease the then available portion of the First Opportunity Space to anyone to whom Landlord desires on any terms which Landlord desires (and Landlord shall be free to not lease the then available portion of the First Opportunity Space to anyone at all), and Tenant shall have no further rights under this Article 1(C) as to the floor of the Building to which the First Opportunity Notice relates.

            (iv) Effect of Opportunity Meetings. Landlord and Tenant acknowledge and agree that they shall negotiate in good faith with one another during the Opportunity Meetings; provided, however, that notwithstanding anything to the contrary contained in this Lease, (a) the negotiations for Rent payable by Tenant for the Available Space shall be based upon the same economic and


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                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
other standards set forth in Article 1(B) of this Lease for calculations of Option Rent and (b) in the event of a Negotiation Impasse, this Lease shall not be void or voidable by either party, and this Lease shall remain in full force and effect, without any right of offset or abatement or termination.

            (v) Limitations on Right of First Opportunity. Tenant shall not have the right to exercise its Right of First Opportunity if Tenant, as of either the date of Tenant's attempted exercise of the Right of First Opportunity or the scheduled commencement date of the term of the portion of the First Opportunity Spaces prospectively leased by Tenant pursuant to this Article 1(C), is in Default under this Lease. Tenant's Right of First Opportunity is personal to Tenant, may not be transferred to a Transferee (except to an Affiliate of Tenant, as defined in Article 21 of this Lease), and may only be exercised by Tenant if Tenant (as distinguished from any subtenants or other occupants), at the time of Tenant's delivery of the Space Exercise Notice to Landlord with respect to the portion of the First Opportunity Spaces prospectively leased by Tenant pursuant to this Article 1(C), occupies at least two (2) floors of the Premises.

                                    ARTICLE 2

                                    BASE RENT

      Tenant shall pay Landlord monthly Base Rent in advance on or before the first day of each calendar month during the Term, except that the Base Rent for the first full calendar month for which Base Rent shall be due shall be paid when Tenant executes this Lease. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of the actual number of days in such month. During the term, Base Rent shall be as follows:

                                            Monthly
                                           Rate Per
                                           Rentable         Monthly         Annual
                                          Square Foot     Installment        Base
Period of Lease Term                        ("RSF")      of Base Rent        Rent
--------------------                      -----------    ------------     ----------
Lease Commencement Date
  through 24th Full Calendar Month           $2.13         $201,711       $2,420,532
Calendar Months 25 through 48                $2.28         $215,916       $2,590,992
Calendar Months 49 through 72                $2.43         $230,121       $2,761,452
Calendar Months 73 through 96                $2.53         $239,591       $2,875,092
Calendar Months 97 through 120               $2.68         $253,796       $3,045,552


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                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                    ARTICLE 3

                                 ADDITIONAL RENT

      (A) TAXES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Taxes in excess of the amount of Taxes paid by Landlord during the calendar year 1999 ("Base Tax Year"); provided, however, that if the Commencement Date has not occurred on or before 110 days after January 1, 1999, Tenant shall not be required to pay any increases in Taxes for the first 12 months of the Lease Term. The terms "Taxes" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25.

      (B) OPERATING EXPENSES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Operating Expenses in excess of the amount of Operating Expenses paid by Landlord during the calendar year 1999 ("Base Expense Year"); provided, however, that if the Commencement Date has not occurred on or before 110 days after January 1, 1999, Tenant shall not be required to pay any increases in Operating Expenses for the first 12 months of the Lease Term. The terms "Operating Expenses" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25. Landlord agrees that Tenant's Prorata Share of the Operating Expenses, excluding therefrom any expenses affected by insurance and unionized labor, shall be capped at, and shall not increase by more than, a non-cumulative seven percent (7%) per annum as compared to such Expenses for the prior calendar year. Tenant shall pay (without the benefit of such cap) for all After-Hours HVAC (as hereinafter defined) and other excess usage of utility services applicable to Tenant, in accordance with the terms and conditions of
Article 7.

      (C) MANNER OF PAYMENT. Taxes and Operating Expenses shall be paid in the following manner:

            (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

            (ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, and such amounts for the Base Years, (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

            (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the


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                                                          [SCPIE Holdings Lease]

Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

            (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

            (v) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses. In no event shall a decrease in Taxes or Operating Expenses below the Base Year amounts, ever decrease the monthly Base Rent, or give rise to a credit in favor of Tenant.

      (D) PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years, as well as the Base Year amounts, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

      (E) LANDLORD'S RECORDS. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year, including the Base Years, includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than forty-five (45) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Prorata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than thirty (30) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the


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                                                          [SCPIE Holdings Lease]
finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to a nationally recognized independent certified public accountant with substantial experience in reviewing operating expenses for office buildings in Southern California, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was over billed by more than 5%. If Tenant was over billed by more than 5%, Landlord shall pay the cost of such certification, and Landlord shall reimburse Tenant for the reasonable expenses (exclusive of fees calculated on a contingency basis) actually paid by Tenant to third parties in connection with their examination of Landlord's records; provided, however, that the amount of the over billing shall be taken into account by Landlord in determining the reasonability of such expenses. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

      (F) RENT AND OTHER CHARGES. Base Rent, Taxes, Operating Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property, or at such other place as Landlord may designate.

                                    ARTICLE 4

                              DELIVERY OF PREMISES

      Tenant shall construct all improvements to the Premises in accordance with that certain Work Letter Agreement ("Work Agreement") bearing even date herewith between Landlord and Tenant. All of the terms and conditions of this Lease shall be applicable to the period between the date hereof and the Commencement Date except that Tenant shall not be obligated to pay Base Rent or Tenant's Prorata Share of Taxes or Operating Expenses during such period.

                                    ARTICLE 5

                              CONDITION OF PREMISES

      Tenant has inspected the Premises, Property, Systems and Equipment (as defined in Article 25), or has had an opportunity to do so, and agrees to accept the same "as is", in its current state, without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as expressly set forth in the Work Agreement.

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                                                          [SCPIE Holdings Lease]

                                    ARTICLE 6

                                  USE AND RULES

      Tenant shall use the Premises for general, non-medical offices and no other purpose whatsoever, in compliance with all applicable Laws. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall have access to the Building and the Building's parking garage ("Parking Garage") seven (7) days per week, twenty-four (24) hours per day subject to such reasonable security procedures Landlord may from time to time impose, fire or other casualty, strikes, lockouts or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, or other causes beyond Landlord's reasonable control. Tenant shall comply with all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease and provided that the same do not have a material adverse effect on Tenant's use of the Premises otherwise expressly permitted hereunder) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days' notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but unless Landlord fails to use good faith efforts to resolve any violation of Rules which materially and adversely affects Tenant's use of the Premises, nothing herein shall be construed to give Tenant or any other Person (as defined in Article 25) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance.

                                    ARTICLE 7

                             SERVICES AND UTILITIES

      Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein or in any separate rider hereto):

      (A) Electricity for standard office lighting fixtures, and equipment and accessories customary for offices (up to 280 hours per month) where: (1) the connected electrical load of all of the same does not exceed 4 watts per rentable square foot of the Premises (which shall be calculated by reference to the average connected electrical load for the entire Premises and which may increase if and to the extent the standard for the Building increases beyond 4 watts), and (2) the electricity will be at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building), and 277 volts, three phase. Tenant shall install, at its cost and expense, meters to measure its electrical usage.

      (B) Heat and air-conditioning to provide a temperature consistent with temperature ranges provided for other tenants in the Building, and in accordance with applicable Law, for occupancy

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
of the Premises under normal business operations, from 8:00 a.m. until 6:00 p.m. Monday through Friday, and from 9:00 a.m. until 1:00 p.m. on Saturday, except on Holidays (as defined in Article 25). If Tenant desires to use heat and air-conditioning during the hours other than during normal business operations as stated herein ("After-Hours HVAC"), Tenant shall have access on a floor by floor basis (with no start-up charge) to such After-Hours HVAC to the extent permitted under applicable laws and regulations at the prevailing hourly rate per hour in the Building at the time of such request, which rate shall be designed to cover the out-of-pocket expenses, and a reasonable allocation of overhead, of Landlord in supplying the After-Hours HVAC. As of the date of this Lease, the hourly rate for After-Hours HVAC in the Building is Thirty-Five Dollars ($35.00) per hour per floor, with a one (1) hour minimum order; Tenant acknowledges and agrees that such rate satisfies the "reasonable allocation of overhead" standard set forth in the immediately preceding sentence.

      (C) Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property.

      (D) Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises.

      (E) Operatorless passenger elevator service and freight elevator service (subject to reasonable scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors.

      (F) Landlord shall provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment (as defined in Article 25), and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time reasonably establish. Such charges shall not be in excess of charges generally by landlords of Comparable Buildings for comparable utilities and services. All charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty
(30) days after such billing.

      (G) Landlord shall provide such services to the Building that are consistent with the services provided by Comparable Buildings (consistent with the age of the Building and so long as such requirement can be met with the existing physical plant), the cost of which shall (except as otherwise specifically set forth in this Lease) be included in Operating Expenses.

      Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Lease (including a system for Landlord's

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant, subject to the above provisions for such charges.

      Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease; Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

      If (a) heat, air-conditioning or any other utility is interrupted or discontinued, and Tenant is unable to reasonably use the Premises or at least one (1) floor thereof as a result of such interruption or discontinuance, and
(b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within five (5) business days after receiving such notice, or an aggregate of thirty (30) business days in any calendar year after receiving one (1) or more such notices, Base Rent hereunder shall thereafter (but not retroactively) be proportionately abated with respect to the portion or portions of the Premises affected thereby for the periods so affected, until such time as such heat or air-conditioning or other utility is restored. Such abatement of Base Rent shall be Tenant's sole recourse in the event of a discontinuance or interruption of heat or air-conditioning or any other utility. Notwithstanding the foregoing: (a) if any discontinuance or interruption of heat or air-conditioning or any other utility occurs (or continues) for reasons beyond Landlord's reasonable control or other than by reason of Landlord's failure to make repairs which Landlord is required to perform, such abatement of Base Rent shall be available only if and to the extent Landlord receives proceeds of rental interruption insurance with respect to the Base Rent payable by Tenant, and (b) abatement of Taxes and Operating Expenses shall be available only if and to the extent Landlord receives proceeds of rental interruption insurance with respect to such Taxes and Operating Expenses payable by Tenant.

                                    ARTICLE 8

                              ALTERATIONS AND LIENS

      Tenant shall make no additions, changes, alterations or improvements (the "Work") to the Premises or the Systems and Equipment (as defined in Article 25) pertaining to the Premises without the prior written consent of Landlord; provided, however, Tenant shall be permitted to perform non-structural Work that is only cosmetic in nature (consisting of painting, carpeting, wall

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
covering and floor covering) not exceeding an aggregate cost of $75,000 ("Cosmetic Work") on any one floor of the Premises, without Landlord's consent, so long as Tenant pays for the entire cost of such Work and delivers written notice to Landlord of the proposed Work, together with any plans and specifications, if any, not less than ten (10) business days prior to the anticipated commencement of any such Work. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, obtaining insurance, reasonable prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers reasonably acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure of the Property, and reasonable requirements as to the manner and times in which such Work shall be done. All Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises or Property and shall, to the extent applicable, be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work (other than Cosmetic Work) be performed under Landlord's supervision. In all cases in which Landlord's consent is required, Tenant shall pay Landlord a reasonable fee to cover Landlord's overhead in reviewing Tenant's plans and specifications, except that Landlord shall not charge Tenant any supervision fee. If Landlord consents or supervises any work, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work. The Work Agreement shall apply with respect to Tenant's initial improvement Work.

      Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Work on or respecting the Premises performed by or at the request of Tenant and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including reasonable attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable within thirty (30) days after demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises performed by or at the request of

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

Tenant shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

                                    ARTICLE 9

                                     REPAIRS

      Except for customary cleaning and trash removal provided by Landlord under
Article 7, ordinary wear and tear and damage covered under Article 10, and the structural and building system elements which constitute a part of the Building, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same, except in an emergency where Landlord has no on-site personnel that may respond to the situation, either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner approved by Landlord in advance in writing. If Tenant does not promptly make such arrangements for thirty (30) days after notice from Landlord to Tenant, except in any emergency, Landlord may, but need not, make such repairs, maintenance and replacements, and the reasonable costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord. Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees or agents (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 10, Landlord shall keep the structural and building system elements which constitute a part of the Building and the common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Operating Expenses, as described in Article 25, except as limited therein).

                                   ARTICLE 10

                                 CASUALTY DAMAGE

      If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder (as defined in Article 25), any other modifications to the common areas reasonably determined to be made by Landlord (provided access to the Premises or the parking facility servicing the Building is not materially impaired without providing reasonably comparable substitute facilities taking into account the change in location), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
or improvements in excess of any work performed or paid for by Landlord under this Lease or any separate agreement signed by the parties in connection herewith. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof (but abatement shall be limited to Landlord's rent loss insurance proceeds if Tenant or its employees or agents caused the damage). Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within one hundred fifty (150) days after the casualty without the payment of overtime or other premiums, (b) more than 25% of the Premises is affected by the damage, and fewer than 24 months remain in the Term, or any material damage occurs to the Premises during the last 12 months of the Term, (c) any Holder (as defined in Article 25) shall require that the insurance proceeds or any substantial portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies (provided Landlord has maintained the insurance required under this Lease), or (d) the cost of the repairs, alterations, restoration or improvement work would exceed 25% of the replacement value of the Building, or the nature of such work would make termination of this Lease necessary. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property, including all rights under California Civil Code, Sections 1932(2), 1933(4), and 1942, as the same may be modified or replaced hereafter.

      Notwithstanding anything contained in this Lease to the contrary, Tenant may terminate this Lease if Tenant is unable to use all or a substantial portion of the Premises as a result of fire or other casualty, and: (a) Landlord fails to commit to complete restoration work to the Premises and access thereto within ninety (90) days after the damage occurs, or (b) Landlord fails to substantially complete such work within two hundred ten (210) days after the damage occurs, or such additional time as may be necessary due to Force Majeure, or (c) such work is reasonably estimated (which estimate Landlord shall provide within ninety
(90) days following the casualty if Tenant so requests within sixty (60) days following the casualty), to take more than two hundred ten (210) days to substantially complete after the damage occurs, or (d) any material damage occurs to the Premises and fewer than twelve (12) months remain in the Term. In order to exercise any of the foregoing termination rights, Tenant must send Landlord at least thirty (30) days (but not more than 120 days) advance written notice specifying the basis for termination, and such notice must be given no later than thirty (30) days following the occurrence of the condition serving as the basis for the termination right invoked by Tenant. If Tenant exercises its termination right on the basis of the provisions set forth in clause (a) or (b) above,

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
and Landlord commences or substantially completes, as the case may be, the restoration work to the Premises within thirty (30) days after receipt of such notice from Tenant, such notice shall be of no force or effect. Notwithstanding anything to the contrary contained herein, if Tenant, or its officers, employees, contractors or agents delay Landlord in performing the repairs, Landlord shall have additional time to complete the work equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.

      The word "Term" as used in this Article 10, or as used in any Rider or other provision of this Lease respecting termination of this Lease in the event of casualty or other damage, shall include any extension or renewal period which shall have been duly exercised by Tenant prior to the casualty pursuant to any express option granted to Tenant under or in connection with this Lease.

Tenant acknowledges that this Article represents the entire agreement between the parties respecting damage to the Premises or Property.

                                   ARTICLE 11

                  INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

      Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $2,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Tenant shall also maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to deductible amounts appropriate for a company of Tenant's size and financial standing). Landlord shall, as part of Operating Expenses, maintain during the Term comprehensive (or commercial) general liability insurance with respect to the Property, with limits of not less than $2,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Landlord shall also, as part of Operating Expenses, maintain during the Term worker compensation insurance as required by statute, and primary, non-contributory, extended coverage or "all-risk" property damage insurance, in an amount equal to at least ninety percent (90%)(except with respect to earthquake coverage) of the full insurable replacement value of the Property (exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant's insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Landlord from being a co-insured, and such other coverage as Landlord may reasonably elect to carry or that may be required by any Holder (as defined in Article 25).

      Each Party shall provide the other with certificates evidencing such coverage (and, with respect to liability coverage,

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
showing the other and in the case of Landlord, Landlord's property manager, as additional insureds) prior to Tenant's performance of any work at the Premises, and Tenant's certificate shall state that such insurance coverage may not be reduced or cancelled without at least thirty (30) days' prior written notice to Landlord, and each party shall provide renewal certificates to the other at least twenty (20) days prior to expiration of such policies. Landlord may periodically, but not more often than every five years, require that Tenant reasonably increase the aforementioned coverage to that coverage then provided by other similarly situated tenants in the Building. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies." All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall be reasonably acceptable to Landlord. By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

                                   ARTICLE 12

                                  CONDEMNATION

      If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than 120 days after the date of such taking, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises or its parking facilities (unless reasonably comparable substitute parking facilities are provided) is permanently taken. Such termination rights of Tenant shall be in lieu of any other rights Tenant may have under Law, and all such rights are hereby waived. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for relocation expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent and Tenant's Prorata Share shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent and Tenant's Prorata Share shall be proportionately abated.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                   ARTICLE 13

                              RETURN OF POSSESSION

      At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear and damage by casualty or condemnation excepted, and shall surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items that are extraordinary improvements (e.g., staircase) as are designated in such notice and restore the Premises to the condition prior to the installation of such items; provided, Landlord shall not require removal of customary office improvements installed pursuant to any separate agreement signed by both parties in connection with entering this Lease (except as expressly provided to the contrary therein), or installed by Tenant with Landlord's written approval (except as expressly required by Landlord in connection with granting such approval) and provided further, that Tenant shall not be obligated to repair, replace or restore wall coverings or floor coverings in the Premises. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                                   ARTICLE 14

                                  HOLDING OVER

      Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Rent then applicable prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 13).

                                   ARTICLE 15

                                    NO WAIVER

      No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.

                                   ARTICLE 16

                         ATTORNEYS' FEES AND JURY TRIAL

      In the event of any litigation between the parties regarding this Lease, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

                                   ARTICLE 17

               PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

      Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Work to the Premises under Article 8 (to the extent that such Work is not considered part of the real property taxes to be paid by Tenant hereunder) and Landlord can demonstrate through the Assessor's work papers or otherwise that such Work has caused the Building to be assessed at a higher value than the Building would have been assessed if the Premises had merely been improved to building standard tenant improvements. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes,

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant's property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease. Tenant shall not be responsible for the payment of any of Landlord's federal, state or local income, franchise, inheritance or estate taxes.

                                   ARTICLE 18

                              REASONABLE APPROVALS

      Whenever Landlord's approval or consent (or words or phrases of similar import) is expressly required under this Lease (including, but not limited to,
Article 21 and the Riders hereto) or any other agreement between the parties, Landlord shall not unreasonably withhold or delay such approval or consent (reasonableness shall be a condition to Landlord's enforcement of such consent or approval requirement, and not a covenant), except for matters affecting the structure, safety or security of the Property, or unless specifically provided to the contrary elsewhere herein, the appearance of the Property from any common or public areas.

                                   ARTICLE 19

               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

      This Lease is subject and subordinate to all Mortgages (as defined in Article 25) now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property, provided, this Lease shall be subordinate to Mortgages entered after the date of this Lease, only if the Holders thereof agree to recognize this Lease, and not disturb Tenant's occupancy hereunder (so long as Tenant does not commit an uncured Default hereunder), pursuant to each such Holder's standard nondisturbance agreement, which Tenant hereby agrees to execute. Such nondisturbance agreement shall provide that if any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees to attorn and pay Rent to such party provided such Holder or purchaser at a foreclosure sale shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder. However, in the event of attornment, no Holder shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Holder, or (iii) if required pursuant to the nondisturbance agreement, bound by any future modification of this Lease not consented to by such Holder. Any Holder (as defined in Article 25) may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, to any Holder designated by Landlord from time to time by

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
notice to Tenant (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the times permitted Landlord for cure under this Lease, such Holder shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Holder's control, including time to obtain possession of the Property by power of sale or judicial action). Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Article in recordable form. Concurrently with the execution and delivery of this Lease by Landlord, Landlord shall provide Tenant, at Landlord's sole cost and expense, a Subordination, Non-Disturbance and Attornment Agreement (the "Non-Disturbance Agreement") substantially in the form of Exhibit "B" attached hereto in favor of Tenant and duly executed by the lender identified therein, which Non-Disturbance Agreement shall control in the event of any conflict with the terms and conditions of this Lease. Tenant shall execute such form of Non-Disturbance Agreement when it executes this Lease and submits it to Landlord for execution.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                   ARTICLE 20

                              ESTOPPEL CERTIFICATE

      Tenant and Landlord shall from time to time, within twenty (20) days after written request from the other, execute, acknowledge and deliver a statement (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and any dates to which the Rent has been paid in advance, and the amount of any security deposit, (ii) acknowledging that there are not, to the knowledge of the party delivering the certificate, any uncured defaults on the part of the other hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as the other may reasonably request, or as may be reasonably requested by current or prospective Holders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant or Landlord shall fail to execute and return such statement within the time required herein, the other shall be deemed to have agreed with the matters set forth therein.

                                   ARTICLE 21

                            ASSIGNMENT AND SUBLETTING

      (A) TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise (provided that a blanket mortgage encumbering all or substantially all of Tenant's assets shall not be construed to violate this provision if such mortgage expressly provides that it is subject and subordinate to this Lease and Landlord's assignment of leases and rents to its lender and all of their terms and conditions, including but not limited to Landlord's rights under this Article 21, which rights shall be applicable in the event of any foreclosure of such mortgage or deed in lieu thereof), (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons (as defined in Article 25) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing (the "Transfer Notice"), which notice shall include: (a) the proposed effective date (which shall not be less than 30 nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"),
(c) the terms of the proposed Transfer and the consideration therefor and the name and address of the proposed Transferee, and a copy of all assignment or subleasing documents and all other documents pertaining to the proposed Transfer reasonably requested by Landlord (provided that such documents may be delivered to Landlord for its review at any time up to but not later than ten (10) days prior to the effective date of the Transfer), and (d) current

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $300.00 towards Landlord's review and processing expense, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

      (B) APPROVAL. Landlord will not unreasonably withhold or delay its consent (as provided in Article 18) to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property,
(ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes,
(iv) the Transferee is either a government (or agency or instrumentality thereof) or an occupant of the Property (if Landlord has space available to meet such occupant's needs), (v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, or (vi) Tenant has committed and failed to cure a Default within the time period therefor provided in Article 23 at the time Tenant requests consent to the proposed Transfer. Notwithstanding anything to the contrary herein, if Landlord does not reject such Transferee (or request additional information) within twenty (20) business days of Landlord's receipt of the Transfer Notice, the Transfer shall be deemed approved.

      (C) TRANSFER PREMIUM. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by and received by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, fees for use of Tenant's fixtures or equipment (in no event more than their depreciated value) and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within thirty (30) days after Tenant receives any Transfer Premium from the Transferee.

      (D) Intentionally deleted.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

      (E) TERMS OF CONSENT. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified (and, as a condition to the effectiveness of any assignment of this Lease, the assignor shall, if Landlord or any Holder so requests, deliver to Landlord a guaranty evidencing such continuing liability), (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (d) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than 2%, Tenant shall pay Landlord's costs of such audit. Otherwise, Landlord shall pay for such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Article 23(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

      (F) CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership or a limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or limited liability company, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (i) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale of more than an aggregate of 50% of Tenant's net assets.

      (G) PERMITTED TRANSFERS. Notwithstanding anything to the contrary in
Article 21, neither the Landlord consent provisions of Articles 21(A), (B) and
(E) nor the Transfer Premium provisions of Article 21(C) shall apply to the use or sublease of all or any portion of the Premises, or to the assignment of this Lease, by or to a "person" (each an "Affiliate") who (i) "controls" Tenant, (ii) is "controlled by" Tenant, (iii) is "under common control" with Tenant, or (iv) into or with which Tenant or any of the

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets or any such other party's assets are sold; provided that Tenant (a) supplies Landlord with a copy of the executed transfer documents promptly after execution, (b) Tenant shall remain liable under this Lease and (c) in the case of an assignment, the Transferee shall expressly assume Tenant's after accruing obligations under this Lease. For the purposes of this Article 21, "controls" (including the correlative meanings of "controlled by and under common control with") shall mean the ownership directly or indirectly of at least 51% of the voting or equity interest in a person or entity and "person" shall include an individual, entity, corporation, partnership, limited liability company or trust. In addition thereto, upon giving prior written notice to Landlord, neither the Landlord consent provisions of Articles 21(A), (B) and (E) nor the Transfer Premium Provisions of Article 21(C) shall apply to any sublease or subleases of individual office space which consists of, or consists of in the aggregate with individual office space previously sublet, twenty-five percent (25%) or less of the rentable square feet of the Premises, on and subject to the condition that the subtenant agrees that its sublease is subordinate to this Lease and that it is bound by all of the terms, covenants and conditions of this Lease applicable to the sublet space. No such sublease shall relieve Tenant from any liability under this Lease. Any such subtenant's occupancy of the Premises shall otherwise be subject to, and in accordance with, all provisions of this Lease, including, without limitation, the provisions of Article 6 hereof.

                                   ARTICLE 22

                           RIGHTS RESERVED BY LANDLORD

      Except to the extent expressly limited herein or in the Parking Agreement of even date herewith, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind, including more particularly, but without limitation, the following rights:

      (A) To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property (subject to Article
36); retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord to any mail chutes located on the Premises according to the rules of the United States Postal Service.

      (B) To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, and, during the last year of the Term, to tenants and brokers, at reasonable hours, and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last three (3) months of the Term, to decorate, remodel, repair, or alter the Premises.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

      (C) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures reasonably deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

      (D) To decorate and to make or permit alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, exclusive of the Premises, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors.

      In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice thereof to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (b) take reasonable steps to minimize any interference with Tenant's business, and if Tenant's use of the executive or boardroom portions of the eighth floor, or its MIS operations on the fourth floor, are likely to be affected, Landlord shall consult with Tenant and provide to Tenant, as Tenant shall reasonably request, plans and specifications for the alterations, additions and improvements or other items to the extent that they affect such portion of the Premises. Landlord shall not, subject to Force Majeure, perform any alterations or other activities pursuant to (d) above that cause material adverse impact to Tenant's use of the Premises.

                                   ARTICLE 23

                               LANDLORD'S REMEDIES

      (A) DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant which if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B) below and Tenant shall not be deemed to be in Default for any purpose whatsoever under this Lease (including, but not limited to any Rider annexed hereto) unless and until the applicable notice to Tenant, if any, has been given and the event specified in such notice has not been cured within the applicable cure period, if any: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within ten (10) days after notice;
(ii) failure by Tenant to observe or perform any of the terms or

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after notice, (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iii) failure by Tenant to comply with the Rules, unless such failure is cured within thirty(30) days after notice (provided, if the nature of Tenant's failure is such that more than thirty (30) days are reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iv) abandonment of the Premises which shall be deemed to have occurred if Tenant, while in Default hereunder, has vacated the Premises for more than three (3) months, or the failure to take possession of the Premises within sixty (60) days after the Commencement Date (provided that Landlord shall have the right to terminate this Lease upon thirty (30) days' notice to Tenant if Tenant, even if not in Default hereunder, has vacated all or a substantial portion of the Premises for more than two (2) months at any time during the last fourteen (14) months of the Lease Term but such termination shall not entitle Landlord to exercise Default remedies if Tenant is not in Default); (v) (a) making by Tenant of any general assignment for the benefit of creditors, (b) filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant the same is dismissed within ninety (90) days),
(c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant's insolvency or admission of an inability to pay its debts as they mature; (vi) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant in connection with negotiating or entering this Lease or in connection with any Transfer under Article 21; or (vii) failure of Tenant to provide the Security Deposit (as hereinafter defined) on or before the date required by Article 35 of the Lease. Failure by Tenant to comply with the same term or condition of this Lease on three occasions during any twelve month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute a Default, if Landlord has given Tenant notice of each such failure within ten (10) days after each such failure occurs. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

      (B) REMEDIES. If Tenant commits a Default and fails to cure within the time permitted for cure under Article 23(A), in addition to any other right or remedy allowed under any Law or other provision of this Lease (all of which remedies shall be distinct, separate and cumulative), Landlord may terminate this Lease, repossess the Premises by detainer suit, summary proceedings, or other lawful means, and recover as damages a sum of money equal to: (a) the worth at the time of award of the unpaid Rent which had

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves can reasonably be avoided; and (d) any other amounts necessary to compensate Landlord for all detriment or damages proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course would be likely to result therefrom, including without limitation all Costs of Reletting (as defined in Paragraph F). For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's Prorata Share of Taxes and Operating Expenses, shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award. The "worth at the time of award" of the amounts referred to in clauses
(a) and (b) shall be computed by allowing interest at the Default Rate (as defined in Article 25). The "worth at the time of award" of the amount referred to in clause (c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

      (C) MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder, if mitigation of damages by Landlord is required by applicable Law. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate, may permit the Premises to remain vacant or abandoned, and shall have the remedies under California Civil Code, Section 1951.4, as the same may be modified or replaced hereafter; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease (subject to Article 21).

      (D) SPECIFIC PERFORMANCE AND COLLECTION OF RENT. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B), above or any Law or other provision of this Lease), without prior demand or notice except as required by this Lease or applicable Law: (i) to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and (ii) to sue for and collect any unpaid Rent which has accrued.

      (E) LATE CHARGES AND INTEREST. Tenant shall pay, as additional Rent, a service charge of One Thousand Dollars ($1,000.00) for bookkeeping and administrative expenses, if Rent is not received within five (5) days after its due date. In addition, any Rent paid more than five (5) days after due shall accrue interest from the due date at the Default Rate (as defined in Article
25), until payment is received by Landlord. Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

      (F) CERTAIN DEFINITIONS. "Net Re-Letting Proceeds" shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting, during a given period of time. "Costs of Re-Letting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, reasonable take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants. "Replacement Tenants" shall mean any Persons (as defined in Article 25) to whom Landlord relets the Premises or any portion thereof pursuant to this Article.

      (G) OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim (except as expressly provided herein), or relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Except for services and utilities which are standard for the Building (as opposed to any special services related to Tenant's use of the Premises), Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for the curing of Defaults by Tenant, and for the performance by Landlord of its obligations hereunder, are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                   ARTICLE 24

                            LANDLORD'S RIGHT TO CURE

      If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall only have the right to withhold, set-off, or abate Rent as set forth in this Lease.

                                   ARTICLE 25

                     CAPTIONS, DEFINITIONS AND SEVERABILITY

      The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

      (A) "Building" shall mean the structure identified in Article I of this Lease.

      (B) "Comparable Buildings" shall mean high rise office buildings of an age and size and, with comparable physical plants and amenities to that of the Building, and located in Century City, California. For the purposes of this Lease, "Century City, California" shall be defined as that area of Los Angeles, California which has as its Northern boundary, the Northernmost boundary of Santa Monica Boulevard, as its Southern boundary, the Southernmost boundary of Pico Boulevard, as its Western boundary, the Westernmost boundary of Century Park West (as though such street was extended to intersect Pico Boulevard), and as its


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                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

Eastern boundary, the Easternmost boundary of the legal lots upon which all of the buildings and improvements which front onto the Eastern boundary of Century Park East are located.

      (C) "Default Rate" shall mean three percent (3%) per annum over the prime lending rate published in the "Wall Street Journal", or the highest rate permitted by applicable Law, whichever shall be less.

      (D) "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

      (E) "Holidays" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day.

      (F) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, members, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

      (G) "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

      (H) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

      (I) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall pay during any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property, including without limitation, any amounts paid for:
(a) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) insurance applicable to the Property reasonably obtained by Landlord, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property (excluding parking personnel), and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits,
(h) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, and (i) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, tree, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, re-paving and re-striping parking facilities, and roof repairs. If the Property is not fully occupied during all or a portion of any calendar year, Landlord shall, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Property achieved a 100% occupancy level, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. Landlord shall also make such an adjustment for the Base Expense Year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

      (i) depreciation, interest and amortization on Mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received);

            (ii) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any future Laws (other than those made to correct violations existing as of the date of this Lease under laws in existence as of the date of this Lease), or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease (i) in the case of any capital expenditures costing in excess of $250,000, over their useful lives, and (ii) in the case of any other capital expenditures, over the shorter of: (1) their useful lives, or (2) four (4) years;

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

            (iii) utilities which are separately metered and paid for by tenants in the Building or the Property (including Tenant) and any other benefit or services separately paid for by such tenants;

            (iv) welfare, retirement, vacation, holiday and other paid absences, fringe benefits and salaries of executives or employees above the level of building manager and fees, wages, salaries and other compensation to the extent allocable to services not rendered in connection with the operation or maintenance of the Building;

            (v) the cost of contract services provided by Landlord or its subsidiaries or affiliates and overhead and profit increments paid to subsidiaries or affiliates of Landlord for services to the extent that the costs of such services exceed competitive costs for such services rendered by independent third parties of similar skill, competence and experience;

            (vi) depreciation of the Building or the Property or of any component thereof or of any equipment or tools used in connection with the operation or maintenance thereof;

            (vii) fines, penalties or penalty interest due to violations by Landlord of any governmental rule or authority;

            (viii) any bad debts loss, rent loss, or reserves for bad debts or rent loss;

            (ix) costs associated with the operation of the business of the person or entity which constitutes Landlord (as the same are distinguished from the costs of operation of the Building, the Property or the common areas), including costs of Landlord's general corporate overhead and general administrative expenses;

            (x) costs (including without limitation permit, license, and inspection costs) incurred in connection with tenant improvement work performed by Landlord for specific tenants (or in vacant rentable space) in the Building or the Property (including Tenant);

            (xi) repairs or replacements covered by warranties or guaranties or for which Tenant or other tenants of the Building or Property are obligated to pay to the extent of the funds actually recovered in connection therewith;

            (xii) salaries of service personnel (including the building manager) to the extent that such service personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or common areas;

            (xiii) costs to repair or rebuild the Building after casualty loss except to the extent of the deductible under Landlord's insurance policy;

            (xiv) damage and repairs attributable to condemnation;

            (xv) any sale, syndication, financing or refinancing costs and expenses, including, but not limited to, interest or

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
      amortization on debt and rent under any ground or underlying lease;

            (xvi) tax penalties incurred as a result of Landlord's negligence or its inability or unwillingness to make payments when due;

            (xvii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or its affiliates;

            (xviii) costs incurred by Landlord due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Building or the Property;

            (xix) marketing costs incurred in connection with the initial development, initial leasing and any future leasing of the Building, including, but not limited to, leasing commissions, attorneys' fees, space planning costs, and other costs and expenses in connection with negotiation and preparation of proposal letters, deal memos, letters of intent, leases, subleases and/or assignments incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or the Property;

            (xx) costs arising from Landlord's charitable or political contributions;

            (xxi) costs arising from or as a result of major latent or patent defects (as distinguished from normal, ordinary and customary repairs or materials) in or significant design error relating to the initial design or construction of the Building;

            (xxii) costs incurred in connection with the original construction of the Building or any portion of the Property or in connection with any major changes in the Building, such as adding or deleting floors;

            (xxiii) costs of alterations or improvements to the Premises or the premises of other tenants;

            (xxiv) damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents;

            (xxv) interest, penalties or other costs arising out of Landlord's failure to make timely payment of its obligations; and

            (xxvi) categories of expenses with respect to the Parking Garage if such categories of expenses are not included in the Base Year.

      (J) "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

      (K) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks,

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
parking garages and lots, and any and all other structures or facilities located on the Property operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment (as defined in Article 25), fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

      (L) "Rent" shall have the meaning specified therefor in Article 3(G).

      (M) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

      (N) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 17), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting any unreimbursed expenses and attorneys' fees), up to the amount Tenant paid towards Taxes during such year, to Tenant's last known address. If Taxes for the Base Tax Year are reduced as the result of protest, or by means of agreement, or as the result of legal proceedings or otherwise, Landlord may adjust Tenant's obligations for Taxes in all years following the Tax Base Year, and Tenant shall pay Landlord within 30 days after notice any additional amount required by such adjustment for any such years or portions thereof that have theretofore occurred. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days after demand Tenant's Prorata Share of such increased Taxes. Except as provided in subsection
(i) below, Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

            (i) Notwithstanding anything to the contrary contained in this Lease, in the event that after the date of this Lease, and prior to the expiration of the initial Term of this Lease, any sale, refinancing, long term ground lease, reorganization of Landlord or change in ownership of the Real Property is consummated, and as a result thereof, and to the extent that in connection therewith, or for any other reason, the Real Property is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13 (as adopted by the voters of the State of California in the June, 1978 election), then the terms of this Section 25(N)(i) shall apply.

                        (a) For purposes of this Section, the term "Tax
            Increase" shall mean that portion of the Taxes, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Taxes, as calculated immediately following the Reassessment, which (i) is attributable to assessments pending immediately prior to the Reassessment, which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

            Reassessment, or (ii) is attributable to the annual inflationary increase to real estate taxes.

                        (b) During the entire initial Term of this Lease, Tenant
            shall not be obligated to pay any portion of the Tax Increase relating to the first Reassessment occurring after the date of this Lease.

                        (c) With respect to any Reassessment occurring within
            three (3) years of the first Reassessment (but prior to the expiration of the initial Term), Tenant shall be responsible for and shall pay fifty percent (50%) of Tenant's Prorata Share of the Tax Increase during the remainder of the initial Term.

                        (d) With respect to any Reassessment occurring after
            three (3) years from the date of the first Reassessment, Tenant shall be responsible for and shall pay one hundred percent (100%) of Tenant's Prorata Share of the Tax Increase.

                        (e) This Section 25(N)(i) shall not be applicable during
            any option term.

      (O) "Tenant's Prorata Share" of Taxes and Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property on the last day of the calendar year for which Taxes or Operating Expenses are being determined, excluding any parking facilities. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area per BOMA standards, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Property. If the Property or any development of which it is a part, shall contain non-office uses, Landlord shall have the right to determine in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operating Expenses for only the office portion of the Property or of such development, in which event, Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a pro rata basis, Landlord shall exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant's Prorata Share, but Landlord shall not be required to make any such exclusion except to the extent that failure to do so would result in Landlord's being entitled to collect more than 100% of its costs as to such categories of Taxes or Operating Expenses, taking into account the gross up provisions of Section 25 I of this Lease.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                   ARTICLE 26

                      CONVEYANCE BY LANDLORD AND LIABILITY

      In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, members, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or any present or future member (if Landlord is a limited liability company), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Property (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                   ARTICLE 27

                                 INDEMNIFICATION

      Except to the extent arising from the intentional misconduct or negligent acts of Landlord or Landlord's agents or employees, or contractors, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or Property by Tenant, any other occupant of the Premises, or any of their respective agents, employees or contractors. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 8, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in
Article 29, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 30 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional misconduct or negligent acts of Landlord or Landlord's agents or employees or contractors.

                                   ARTICLE 28

               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

      The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 11. Tenant agrees to cooperate, at no cost to Tenant, in any reasonable safety or security program developed by Landlord or required by Law.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                   ARTICLE 29

                        COMMUNICATIONS AND COMPUTER LINES

      Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of
Article 8, (b) any such installation, maintenance, replacement, removal or use shall comply with all laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause a radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines of prior tenants located in or serving the Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice. Landlord hereby consents to the installation by Tenant, at Tenant's sole cost and expense, in accordance with the foregoing provisions and in accordance with the terms and conditions relating to the work performed by Tenant pursuant to the Work Agreement, within six (6) months after the Commencement Date, a four inch conduit for its Lines in the existing telephone closet riser or otherwise in the Building core (the precise location to be as specified by Landlord). Tenant's work in connection with its installation of such conduit shall include compliance with any and all applicable laws and governmental requirements relating to asbestos in a manner that will be subject to Landlord's prior written approval.

      Landlord may (but shall not have the obligation to): (i) install new Lines at the Property (ii) create additional space for Lines at the Property, and
(iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may the available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Article 25 (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Article 25.

      If Tenant violates any other provision of this Article, Landlord may, after twenty (20) days' written notice to Tenant, remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents, employees, or contractors, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, or relieve Tenant from performance of Tenant's obligations under this Lease, and Tenant shall only be entitled to abatement of Rent to the extent Landlord receives insurance proceeds in connection with Tenant's Line Problems under Landlord's rent interruption insurance. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.


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                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                   ARTICLE 30

                               HAZARDOUS MATERIALS

      Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, nor permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under
Article 6), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require,
(c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

      Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer thereof, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law; provided, however, that except to the extent required by law, provided that Tenant complies with (a) through (d) of the immediately preceding paragraph, Tenant need not identify Hazardous Material customarily used in offices and held in quantities customarily held in offices. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or


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                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

      If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 10 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 10.

      Landlord shall promptly notify Tenant after Landlord has received notice of: (1) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on or affecting the Premises or the Property involving a material health risk for occupants of the Premises, (ii) any discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material affecting the Premises or the Property involving a material health risk for occupants of the Premises, and (iii) any matters where Landlord is required by Law or by a governmental or regulatory agency to give a notice to Tenant respecting Hazardous Materials at the Property or which involve a material health risk for occupants of the Premises.

                                   ARTICLE 31

                                  MISCELLANEOUS

      (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 21 respecting Transfers.


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                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

      (B) Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

      (C) This Lease shall be construed in accordance with the Laws of the state in which the Property is located.

      (D) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

      (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

      (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises nor any right to be free of inconvenience attributable to street or sidewalk improvement or repair.

      (G) Tenant shall have the right to place the firm's name, the name of each of Tenant's professionals and any other employees, and the name(s) of any subtenants and their professionals and employees, on the Building directory board in the lobby of the Building and any other directory which may be a part of the complex, not to exceed 1.5 names per 1,000 rentable square feet of space leased. Tenant shall have the right to install at Tenant's expense, subject to the Rules attached hereto as Rider One, signage in the elevator lobby area of the Premises identifying Tenant's firm name.

                                   ARTICLE 32

                                  STORAGE SPACE

      Landlord hereby grants to Tenant a license to use that certain storage space in the basement of the Building more precisely shown on Exhibit A-3 attached hereto and made a part hereof ("Storage Space") consisting of approximately 3,050 rentable square feet. The term of such license shall commence on the Commencement Date or any earlier date specified in a notice from Tenant to Landlord and shall continue for ten (10) years after the Commencement Date or until such earlier time as this Lease shall terminate or Tenant shall vacate the Premises or the Storage Space. During the term of this license, Tenant shall pay Landlord a monthly fee of $1.25 per rentable square foot ($3,812.50 per month), on or before the first day of each calendar month during such term. Any initial or final partial month shall be prorated. Tenant may reduce the amount of the Storage Space by at least 30 days prior written notice to Landlord, which reduction shall be effective as of the last day of a calendar month, as designated in the notice. Any additional storage space which Tenant desires to occupy (including but not limited to storage space originally subject to the license but then eliminated therefrom pursuant to a reduction notice, as set forth in the immediately preceding sentence), shall be subject to availability, as reasonably determined by Landlord, and if the space requested by Tenant is not configured as required by Tenant, Tenant shall pay all reasonable costs of reconfiguring

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
such space.

      Tenant shall use the Storage Space for purposes of storing equipment, inventory or other items normally used in Tenant's business. All items stored in the Storage Space shall be elevated at least six inches (6") above the floor on wooden pallets, and shall be at least eighteen inches (18") below the bottom of all sprinklers located in the ceiling of the Storage Space, if any. Any boxes shall not be stacked more than 7 feet high. Tenant shall not store anything in the Storage Space which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord's insurance rates, or cause a cancellation or modification of Landlord's insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance nor any perishable food or beverage products, except with Landlord's prior written approval. Landlord reserves the right to adopt and enforce reasonable rules and regulations governing the use of the Storage Space from time to time. Tenant shall properly and at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Storage Space.

      Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber or permit any liens to attach to, or otherwise transfer, the Storage Space or any interest therein, by operation of law or otherwise, nor sublet the Storage Space, nor permit the use thereof by any parties other than Tenant and its employees. Any such transfer without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Landlord agrees not to unreasonably withhold consent to any such transfer if it is made in connection with a Transfer pursuant to Article 21 of this Lease, and the Storage Space shall be deemed assigned to any assignee of Tenant's entire interest in this Lease pursuant to such Article 21, and such assignee shall be deemed to have assumed all obligations with respect thereto, but Tenant shall not be released from any such obligations.

      Landlord may, at its option, upon at least 30 days' advance written notice to Tenant, change the Storage Space hereunder to other storage space at the Property comparable to the Storage Space herein. Tenant agrees to accept the Storage Space "as is", and Landlord shall have no obligation to maintain or repair the same. Tenant shall extend all of its insurance policies required under this Lease to include the Storage Space, and the property to be located therein. Upon request, Tenant shall provide Landlord with certificates or other satisfactory evidence of such insurance. Landlord shall have no liability whatsoever for any damage to property or any other items located in the Storage Space, nor for any personal injuries or death arising out of any matter relating to the Storage Space, and in all events, Tenant agrees to look first to its insurance carrier for payment of any losses sustained in connection with Tenant's use of the Storage Space. More particularly, but without limitation, Landlord shall have no liability for loss of or damage to any property by theft, vandalism, fire, explosion, falling plaster, steam, gas, electricity, water, rain, bursting of pipes, seepage, dampness, or any other cause. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord and its agents. If Tenant shall default under this Article 32,

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

Landlord shall have the right to cancel this Storage Space license on ten (10) days' written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

                                   ARTICLE 33

                                     NOTICES

      Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, prior to Commencement Date, 9441 W. Olympic Blvd. Beverly Hills, CA 90212-4541, Attn: Carol Crovisier and after the Commencement Date, 1888 Century Park East, 8th floor, Los Angeles, CA 90067, Attn: Carol Crovisier and if to Landlord, at the address at which the last payment of Rent was required to be made and to 900 North Michigan Avenue, Chicago, Illinois 60611, Attn; Douglas Welker, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                                   ARTICLE 34

                               REAL ESTATE BROKERS

      Landlord and Tenant each represents to the other that other than Industrial Commercial Properties (whose commission shall be paid by Landlord pursuant to a separate agreement) no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease and each party agrees to indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom such party has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

                                   ARTICLE 35

                                SECURITY DEPOSIT

      Tenant shall provide or cause to be provided to Landlord with either (i) an unconditional, clean, irrevocable letter of credit from Union Bank of California, or an equivalent bank (the "L-C"), or (ii) a third party custody account (the "Account") (provided that Landlord's ability to draw against the Account is unilateral


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                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
and functions in the in the same manner as a letter of credit), in the amount of $1,250,000 (in total, the "Security Deposit"), on or before Landlord's delivery of the Premises to Tenant for Tenant's construction. At Landlord's option, the provision to Landlord of such Security Deposit shall be condition precedent to Landlord's obligation to deliver the Premises (in addition to and not in lieu of Landlord's other rights and remedies in the event of Tenant's failure to provide the Security Deposit at such time). The L-C shall be issued by a money center bank reasonably acceptable to Landlord that accepts deposits, maintains accounts, has a local Los Angeles office that will negotiate a letter of credit and whose qualifying deposits are insured by the FDIC. The L-C shall be reasonably acceptable to Landlord and shall be in a form and content as set forth in Exhibit "C", attached hereto. The Account shall be set up in a money center bank approved by Landlord that accepts deposits, maintains accounts, and has a local Los Angeles office whose qualifying deposits are insured by the FDIC (such institution shall hereinafter be referred to as the "Holder"). The Account shall be registered solely in the name of Landlord and any interest thereon actually received by Landlord from Holder over and above the amount then required for the Security Deposit under this Lease shall be paid by Landlord to Tenant. Tenant shall pay all points and/or fees incurred by Tenant in obtaining the L-C or setting up and maintaining the Account. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. In the event that Tenant is in Default hereunder, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may draw upon all or any portion of the L-C or the Account for the payment of Tenant's obligations hereunder. Any amount of the L-C or the Account which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall, within ten
(10) days after written notice, either (i) deposit cash with Landlord in an amount sufficient to restore the amount of the Security Deposit then required under the lease or (ii) reinstate the L-C or the Account to the amount of the Security Deposit then required under the lease. If Tenant is not then in Default under this Lease, the sum of the L-C or the Account, and thereby the Security Deposit, shall be reduced by $333,333.00 on the first, second and third anniversary of the Commencement Date. The balance of the L-C or the Account remaining after the end of the third (3rd) year of the Lease Term shall be $250,000.00, and shall remain active and in effect until the expiration of the Lease Term, as such Term may be extended. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after the Tenant has vacated the Premises in accordance with Article 13. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the L-C or the Account and the Security Deposit shall thereupon be proportionally increased.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                   ARTICLE 36

                                      SIGNS

      Tenant shall have the right to construct and install, subject to all applicable governmental approvals, an exclusive monument sign structure (the "Monument") at 1888 Century Park East on either the south side or the north side of the entrance to 1888 Century Park East (to be decided on or before July 1, 1999 by notice to Landlord). The size, style and type of the monument and signage lettering shall be similar to that shown on the plan delivered to Landlord by letter dated July 14, 1998. The final plans for the Monument and signage lettering shall be reviewed and approved by Landlord and Landlord's sign designer, Paul Hirschfield prior to installation, and in any event shall be consistent with Landlord's existing monument signs in terms of material, design style and overall quality, and shall comply with all applicable laws, regulations, ordinances and governmental requirements.

      The Monument shall be the sole responsibility of Tenant and Tenant shall bear all costs associated with the Monument, including, without limitation: (i) the cost of reconstructing the existing sign to the left side of the entrance in a manner satisfactory to Landlord, should Tenant elect to place its sign on the right side, (ii) the cost to install the Monument, (iii) the cost to construct, design and finish the Monument, and (iv) the cost to maintain the Monument in a first class fashion. However, Landlord shall be responsible for all costs associated with bringing electrical power to the Monument's planter and shall, prior to or promptly after installation of the sign, remove landscaping which unreasonably obstructs visibility of the Monument's signage.

      Landlord shall not permit the addition of any other monument sign but nothing contained herein shall give Tenant the right of approval over signage on the existing monument sign (whether or not the same is relocated), and Landlord may leave in existence the existing monument sign. No tenant of the Building will have the right to building identity signage, whether at the top or eyebrow level or otherwise (exclusive of retail signage substantially consistent with Landlord's current retail signage program or reasonable variations thereof), unless such tenant then leases and occupies one hundred thirty-five percent (135%) or more of the rentable square feet then leased and occupied by Tenant. Any current or future owner of the Building or any partner or member of the entity owning the Building or any of their respective affiliates (the "Owner"), whether or not the Owner is also a tenant of the Building and regardless of the area the Owner occupies, may, without Tenant's consent, place its name in one
(1) or more locations on the Building. However, (i) no tenant of the Building, and no subsequent Owner of the Building, whether or not such Owner is also a tenant of the Building, may erect any such signage if the same would (x) identify Norcal Mutual Insurance Company, The Doctors' Company, Medical Insurance Exchange of California, CNA Insurance Companies, Freemont Indemnity Company, Cooperative of American Physicians/Mutual Protection Trust, Farmers Group, Inc. or MMI Companies, Inc., or any other entity (including a division of the aforesaid entities) which offers, as a material portion of its business relative to the size of the business of Tenant, professional liability insurance to healthcare professionals or providers; (y) identify CIGNA, WellPoint Health Network Inc.,

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

Pacific Care Health Systems or any other entity (including a division of the aforesaid entities) primarily engaged in the business of providing healthcare services which in the normal course of its business, contests claims against insureds of Tenant; or (z) would otherwise be clearly inappropriate or materially and adversely affect the reputation of the Building; and (ii) no tenant of the Building, other than a subsequent Owner of the Building who is also a tenant of the Building, may erect any such signage if the same would identify any other company engaged in the insurance business to a substantial degree relative to the size of the business of Tenant.

      The above referenced signage rights are personal to Tenant; provided, however, that (i) if Tenant assigns its entire interest in and to the Lease for the remainder of the Term or transfers its corporate ownership to another entity pursuant to Article 21 of this Lease, such entity shall enjoy Tenant's rights, subject to Landlord's reasonable approval (it being understood and agreed that Landlord shall have the right, acting reasonably, to approve an assignee but disapprove transfer of Tenant's signage rights) and any approval rights held by Sullivan & Cromwell, its successors and assigns as a tenant in the Building;
(ii) Tenant shall be entitled to monument signage only as long as it continues to lease the entire Premises and occupies one full floor or more; and (iii) Tenant shall have the rights set forth above to restrict building identity signage only as long as it continues to lease the entire Premises and occupies two full floors or more. Further, subject to the limitations set forth in the immediately preceding sentence, and subject to Landlord's reasonable approval and any approval rights held by Sullivan & Cromwell, its successors and assigns as a tenant in the Building, Tenant shall have the right to place one subtenant's name on the Monument, if such subtenant occupies at least two floors.

      Tenant's remedy in the event of a default by Landlord under this Article shall be limited to specific performance.

                                   ARTICLE 37

                                ENTIRE AGREEMENT

      This Lease, together with Rider One (Rules), the Asbestos Lease Rider, Exhibits A-1 (Floor Plans of Premises), A-2 (Floor Plan of 5th Floor First Opportunity Space), A-3 (Storage Space), B (Agreement of Subordination, Non-Disturbance and Attornment) and C (Form of Letter of Credit), and the documents captioned "Work Letter Agreement" and "Parking Agreement" (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

WITNESSES; ATTESTATION
(TWO FOR EACH SIGNATORY
REQUIRED):

                              LANDLORD:

                              WH/WSA REALTY, L.L.C.,
                              a Delaware limited liability company

                              By:   Walton Street-1888 L.L.C.,
                                    a Delaware limited liability company

                              By:   1888 Investors, L.L.C.,
                                    a Delaware limited liability company,
                                    Manager and Member

                                    By:
                                          ------------------------------------
                                          Its: Authorized Representative

                                    By:
                                          ------------------------------------
                                          Its: Authorized Representative


                              TENANT:

                              SCPIE HOLDINGS INC.,
                              a Delaware corporation

                              By:
                                    ----------------------------------------
                                    Name:
                                    Its:

                              By:
                                    ----------------------------------------
                                    Name:
                                    Its:

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                              CERTIFICATE OF TENANT

                          (IF TENANT IS A CORPORATION)

      I, _________________________, Secretary of ____________________________,
Tenant, hereby certify that the officer(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as ________________________ and _________________________, and his/their action(s)
are the action of Tenant.

(Corporate Seal)
                                        ----------------------------------------
                                                        Secretary


                              Certificate of Tenant


                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                    RIDER ONE

                                      RULES

      (1) On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M and 8:00 A.M. the following day, or such other hours as Landlord shall reasonably determine from time to time, access to the Property and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time reasonably impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to reasonably control and prevent access thereto by all persons whose presence in the reasonable judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees.

      (2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing.

      (3) Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

      (4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

      (5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner reasonably designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may impose no reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture,

                              Rider One - Page 1


                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything owned or controlled by Tenant to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Property employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Property shall have rubber wheels.

      (6) Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may reasonably direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may reasonably deem necessary to properly distribute the weight.

      (7) Tenant shall furnish to Landlord at all times keys and access cards and codes to all locked areas other than rooms containing confidential information, and upon termination of its tenancy, shall deliver to the Landlord all keys and access cards and codes which have been furnished Tenant or which the Tenant shall have had made.

      (8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

      (9) Tenant shall not obtain for use upon the Premises janitor and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

      (10) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

      (11) The Building's core janitorial closets, utility closets, telephone closets, electrical closets and other such closets, rooms


                              Rider One - Page 2

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]
and areas shall be used only for the purposes for which they were designed and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

      (12) Landlord reserves the right to exclude or expel from the Property any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not, violate any Laws or unreasonably bother or annoy any other tenant)

      (13) Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.

      (14) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord (at no out-of-pocket cost to Tenant) to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent.

      (15) Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

      (16) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law.

      (17) Tenant will comply with all municipal, county, state, federal or other governmental laws, statutes, codes, regulations and other requirements, including without limitation, environmental health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes; provided, however, if such compliance requires physical alterations to substantially all of the rentable space in the Building, Landlord and not Tenant, shall be required to perform such alterations and the costs thereof may be included in Operating Expenses to the extent they conform to the definition of "Operating Expenses" under Section 25(I) of the Lease.

                              Rider One - Page 3


                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

      (18) Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating (except refrigerators or microwaves for kitchen use to the extent consistent with practices in the Building) or air conditioning equipment in or about the Premises, except as provided in the Work Letter or pursuant to Article 8, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit reasonably objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the Premises or the Property, (xiii) except as permitted pursuant to
Article 30 of the Lease, use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor (xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property.

                              Rider One - Page 4


                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                  EXHIBIT "A-1"

                             1888 Century Park East
                       Outline of Floor Plans of Premises
                                   [Attached]



NOTE: The Premises does not include the Building's core janitorial closet, and the Building's core fan, electrical and telephone rooms on the floor or floors containing the Premises, and does not include any ceilings and space above the same on the floor or floors containing the Premises, nor does the Premises include any floors or walls on the floor or floors containing the Premises (with the exception of the inner surfaces thereof and with the further exception of any walls which are constructed solely to partition space within the Premises). Furthermore, Tenant shall not have any right of access to the foregoing areas which are excluded from the Premises.

                               Floors 4,6,7 and 8

                                   Exhibit A-1



                                  Exhibit "A-1"

                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                  EXHIBIT "A-2"

                             1888 Century Park East
           Outline of Floor Plan of 5th Floor First Opportunity Space
                                   [Attached]



NOTE: This First Opportunity Space does not include the Building's core janitorial closet, and the Building's core fan, electrical and telephone rooms on the floor or floors containing the Premises, and does not include any ceilings and space above the same on the floor or floors containing the Premises, nor does the Premises include any floors or walls on the floor or floors containing the Premises (with the exception of the inner surfaces thereof and with the further exception of any walls which are constructed solely to partition space within the Premises). Furthermore, Tenant shall not have any right of access to the foregoing areas which are excluded from the Premises.


                                     Floor 5

                                   Exhibit A-2


                                  Exhibit "A-2"


                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                  EXHIBIT "A-3"

                             1888 Century Park East
                               Storage Space plan
                                   [Attached]



                               Storage Space plan

                                   Exhibit A-3



                                  Exhibit "A-3"


                                                     1888 Century Park East
                                                          [SCPIE Holdings Lease]

                                   EXHIBIT "B"
                                  Form of SNDA

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

MAYER, BROWN & PLATT
1675 Broadway
New York, New York  10019
Attention:  Ellyn J. Steuer, Esq.



________________________________________________________________________________
(space above reserved for record's use)


           AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

                    Dated: As of ______________________, 1998


                                  BY AND AMONG

                               [NAME OF BORROWER],
          a [TYPE OF ENTITY], having its principal place of business at
                              [____________________
                               ____________________]

                                [NAME OF LESSEE],
          a [TYPE OF ENTITY], having its principal place of business at
                              [____________________
                               ____________________]

                                       AND

                     BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK
                  AKTIENGESELLSCHAFT, ACTING BY AND THROUGH ITS
                                NEW YORK BRANCH,
                            a German chartered bank,
                                   32 Old Slip
                                Financial Square
                                   32nd Floor
                            New York, New York 10005

                             LOCATION OF PROPERTY

            Street Address:
                                    --------------------------------------------
                                    California
            County:                [                     ]
                                    ---------------------
            State:                  California

                           AGREEMENT OF SUBORDINATION,
                         NON-DISTURBANCE AND ATTORNMENT


NOTICE: THIS AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT RESULTS IN THE LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

      THIS AGREEMENT is made this __ day of ___________, 1998, by and among [BORROWER], a [TYPE OF ENTITY], having offices at [_________________] ("Lessor"), and _______________________, a ___________________, having offices at ______________ ("Lessee"), and BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK AKTIENGESELLSCHAFT, ACTING BY AND THROUGH ITS NEW YORK BRANCH, a German chartered bank, having offices at 32 Old Slip, Financial Square, 32nd Floor, New York, New York 10005, its successors and assigns or an affiliate ("Lender").

                              W I T N E S S E T H:

      WHEREAS, Lender is providing financing for the land and building located at 1888 Century Park East, Los Angeles, California (as the same is more fully described on Exhibit A attached hereto and made a part hereof, the ("Property");

      WHEREAS, under a certain lease (the "Lease") Lessor did lease, let, and demise a portion of the Property (such portion of the Property is hereinafter called the "Premises") to Lessee;

      WHEREAS, said Lease has not been further amended, supplemented or modified; and

      WHEREAS, Lender has or will become the owner of an indebtedness secured by, among other things, a deed of trust, made by Lessor, as trustor, for the benefit of Lender, as beneficiary (the "Deed of Trust"), and an assignment of Lessor's interest in the Lease for the benefit of Lender ("Assignment of Leases");

      NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements herein contained, and in consideration of other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

      1. The Lease and all rights and liens created thereby shall be subject and subordinate in all respects to the Deed of Trust and the lien created thereby, to any advancements made thereunder, and to all renewals, modifications, supplements, amendments, consolidations, replacements, substitutions, additions and extensions of the Deed of Trust.

      2. So long as (i) Lessee is not in default under the Lease beyond any applicable grace or cure period, (ii) the Lease shall have been executed by Lessor and Lessee, (iii) Lessee or anyone claiming through or under Lease shall be in possession of a substantial portion of the Premises, and (iv) the Lease shall be in full force and effect, Lender hereby covenants to Lessee that if it or any party claiming through or under it, including any purchaser at a foreclosure sale (to the extent such third party is bound by this Agreement), obtains title to the Property, either by foreclosure or by deed in lieu of foreclosure, and thereafter obtains the right of possession of the Premises, that the Lease will continue in full force and effect, and Lender shall recognize the Lease and Lessee's rights thereunder; provided, however, that Lender shall not be subject to liability if such third party fails to comply with the terms and conditions of this agreement.

      3. Lessee agrees that from and after the date hereof in the event of any act or omission by Lessor under the Lease which would give Lessee the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, or which would entitle Lessee to abate any of the rent, additional rent or other sums payable under the Lease, Lessee will not exercise any such right (a) until it has given written notice of such act or omission to Lender by certified mail, return receipt requested, and
(b) until and unless Lender fails to remedy such act or omission within sixty
(60) days for any act or omission which can be cured by the payment of money, or in the case of any other act or omission, as long as reasonably necessary to remedy such act or omission, provided (i) Lender commences such remedy within sixty (60) days, (ii) Lender pursues completion of such remedy with due diligence following such giving of notice and completes such remedy within a reasonable period of time, which shall include, if necessary, the time reasonably required by Lender to enforce its rights and remedies under the Deed of Trust or the Assignment of Leases, and (iii) Lessee's abatement rights shall be limited to those expressly set forth in the Lease, but Lessee shall be entitled to such abatement rights if Lender fails to remedy the act or omission entitling Lessee to such abatement rights within the time period during which Lessor is entitled to remedy such act or omission pursuant to the Lease (and the cure period set forth in (i) and (ii) above shall not be applicable to such abatement rights). It is specifically agreed that (1) notwithstanding any terms of this Agreement to the contrary, in no event shall Lender's cure rights under this paragraph be for a period of time less than the Lessor's cure period (if any) under the Lease, (2) Lessee shall not, as to Lender, be entitled to require cure of any such default which is personal to Lessor, and therefore not susceptible of cure by Lender, and (3) no such uncured default shall entitle Lessee to exercise any rights under the Lease with respect to Lender.

      4. That if the interests of Lessor under the Lease shall be transferred to Lender or any nominee, designee, assignee of Lender or any purchaser at foreclosure sale (Lender or such other party is herein referred to as "Successor Landlord") by reason of foreclosure, deed in lieu of foreclosure, or similar transaction, Lessee hereby covenants and agrees to make, for the benefit and reliance of Lender, full and complete attornment to Successor Landlord as substitute lessor and shall recognize Successor Landlord as its landlord under the Lease upon the same terms, covenants and conditions as provided in the Lease, except for provisions which are personal to Lessor and to the extent otherwise set forth herein. Lessee hereby waives all joinder and/or service of any and all foreclosure actions by Lender under the Note and Deed of Trust upon the Property, and of any actions at law by Lender to gain possession of the Property or any portion thereof (including, without limitation, the Premises). It shall not he necessary, except as required by law, for Lender to name Lessee as a party to enforce its rights under the Note or the Deed of Trust, or any other instrument collateralizing the loan made by Lender to Lessor, or to prosecute any action at law to gain possession of the Property or any portion thereof (including, without limitation, the Premises) and, unless required by law, Lender agrees not to name Lessee in any such proceeding. Lessee shall promptly execute and deliver any instrument that Successor Landlord may request in writing to evidence further said attornment, provided such Successor Landlord recognizes the rights of Lessee under the Lease.

      5. The provisions of this Agreement shall be real covenants running with the Property, and shall be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, executors, administrators, beneficiaries, successors and assigns, including without limitation any Successor Landlord.

      6. Upon any foreclosure of the Deed of Trust or other acquisition of the Property, the Lease shall continue as a direct lease between Successor Landlord and Lessee upon all terms, covenants and conditions thereof as are then applicable, except that Successor Landlord shall not be:

      (a) Liable for any previous act or omission of any prior landlord (including Lessor);

      (b) Subject to any offsets, claims, counterclaims or defenses which Lessee might have against any landlord (including Lessor) under the Lease, except to the extent such offset, claim or defense is attributable to a default of the "landlord" under the Lease which occurs or is continuing after Lender or Successor Landlord, as the case may be, obtains title to the Property, but then only to the extent of such offset, claim or defense accruing after such title to the Property is obtained;

      (c) Bound by any prepayment of more than one (1) month's rent or other charges under the Lease, unless such prepayment shall have been expressly approved in writing by Lender;

      (d) Bound by any amendment, modification, extension, expansion, termination, cancellation or surrender of the Lease unless the same shall have been expressly approved in writing by Lender;

      (e) Intentionally deleted;

      (f) In the event of damage to the Premises by fire or other casualty, obligated to repair the Premises or the property or any part thereof beyond such repair as may reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord, and only to the extent Lessor would have been so obligated under the terms of the Lease;

      (g) In the event of partial condemnation, obligated to repair the Premises or the Property or any part thereof beyond such repair as may reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord allocable to the part of the Premises or the Property not taken, and only to the extent Lessor would have been so obligated under the terms of the Lease;

      (h) Required to make any capital improvements to the Property or the Premises which Lessor may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the Premises, except as otherwise expressly provided herein; or

      (i) Bound to refund, or liable for the refund of, all or any part of any security deposit by Lessee with Lessor for any purpose, unless and until all such security deposit shall have been delivered by Lessor to and actually received by Successor Landlord. In the event of receipt of any such security deposit, the obligations of Successor Landlord with respect thereto shall be limited to the amount of such security deposit actually received by Successor Landlord, and Successor Landlord shall be entitled to all rights, privileges and benefits of Lessor set forth in the Lease with respect thereto.

      7. Lessee covenants and agrees to make rental payments according to the terms of such Assignment of Leases upon written demand by Lender in the event of any default (as described therein). Lessor consents to payments being so made.

      8. The attornment provided for in Paragraph 4 of this Agreement shall inure to the benefit of any Successor Landlord (including, without limitation, Lender), shall be self- operative, and no further instrument shall be required to give effect to such attornment. Lessee, however, upon demand of any Successor Landlord (including, without limitation, Lender), agrees to execute, from time to time, instruments in confirmation of such attornment, reasonably satisfactory to such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Paragraph 8 shall be construed to impair any right otherwise exercisable by such Successor Landlord.

      9. Lessor and Lessee hereby jointly and severally agree for the benefit and reliance of Lender, as follows:

            (a) That neither this Agreement, the Assignment of Leases, nor anything to the contrary in the Lease, prior to Lender's acquisition of Lessor's interest in and possession of the Property, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Property or the Premises upon Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms and conditions of the Lease, nor shall said instruments operate to make Lender responsible or liable for any waste committed on the Property or the Premises by any party whatsoever, or for dangerous or defective condition of the Property or the Premises, or for any negligence in the management, upkeep, repair or control of the Property or the Premises resulting in loss, injury or death to any lessee, licensee, invitee, guest, employee, agent or stranger. Notwithstanding anything to the contrary in the Lease, Lender, its successors and assigns or a purchaser under the terms of the Deed of Trust, shall, subject to the terms of this Agreement, be responsible for performance of only those covenants and obligations of the Lease accruing after Lender's acquisition of Lessor's interest in and possession of the Property.

            (b) That in the event Lender obtains title to the Property and becomes Successor Landlord, it is agreed that Lender may assign its interest as Successor Landlord without notice to or the consent of any other party to this Agreement; provided, however, that Lender's successor shall assume the Successor Landlord's obligations under the Lease to the extent provided by the terms of this Agreement.

      10. Lessee acknowledges that it has notice that Lessor's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender pursuant to an Assignment of Rents and Leases ("Assignment") as part of the security for the obligations secured by the Deed of Trust and the Assignment. Notice from Lender to Lessee directing payment of rent and all other sums due under the Lease shall have the same effect under the Lease as notice to Lessee from Lessor thereunder, and Lessee agrees to be bound by such notice from Lender notwithstanding the existence or non-existence of a default under the Deed of Trust or the Assignment or any dispute with respect thereto between Lessor and Lender. In the event of any inconsistency between a notice from Lessor and a notice from Lender directing payment of rent and other sums due under the Lease, the notice from Lender shall govern; provided, however, that nothing contained herein shall restrict any rights of Lessor under the documents evidencing and securing the obligations secured by the Deed of Trust and the Assignment. Lessee shall not be in default under the Lease if Lessee delivers payments of rent and other sums due under the Lease to Lender, notwithstanding any dispute between Landlord and Lender which may arise as to the existence or non-existence of a default under the Deed of Trust or the Assignment or as to Lender's authority to notify Lessee to direct payments to Lenders.

      11. Lessee covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Property or any portion thereof or any interest therein and to the extent that Lessee has or hereafter acquires any such right or option, the same is hereby acknowledged to be subject to and subordinate to the Deed of Trust and such right to option is waived and released as against Lender in the event of default under the Deed of Trust.

      12. Notwithstanding anything to the contrary in this Agreement or in the Lease, in the event that Lender shall obtain title to the Property, Lender shall have no obligation, nor incur any liability, beyond Lender's then interest, if any, in the Property and Lessee shall look exclusively to such interest of Lender, if any, in the Property for the payment and discharge of any obligations imposed upon Lender under this Agreement or under the Lease. Lessee agrees that with respect to any money judgment which may be obtained or secured by Lessee against Lender, Lessee shall look solely to the estate or interest owned by Lender in the Property or any portion of the Property or interest in the Property and Lessee will not collect or attempt to collect any such judgment out of any other assets of Lender.

      13. Any notices hereunder shall be effective upon mailing by certified mail, return receipt requested, or delivery by Federal Express addressed to the recipient at its address set forth in the preambles hereof or as to each party, to such other address as the party may designate by a notice given in accordance with the requirements contained herein and if to

Lender, Attention: ______________, with a copy to: Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, Attention: Ellyn J. Steuer, Esq.

      14. This instrument may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties hereto had signed the same document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

      15. This Agreement may not be modified, amended or terminated except by a writing duly executed by the party against whom the same is sought to be asserted. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

      16. This Agreement shall bind and inure to the benefit of me parties hereto and their respective successors and assigns. The provisions of this Agreement shall be binding upon any guarantor of Tenant's obligations under the Lease.

      17. This Agreement shall be construed, interpreted and governed by the laws of the State of New York without regard to principles of conflicts of law.

      18. NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          LESSOR:

                                          [                                    ]
                                           ------------------------------------

                                          By:
                                              ----------------------------------
                                              Its:
                                                   -----------------------------


                                          LESSEE:

                                          By:
                                              ----------------------------------
                                              Its:
                                                   -----------------------------

                                          By:
                                              ----------------------------------
                                              Its:
                                                   -----------------------------

                                          LENDER:

                                          BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK
                                          AKTIENGESELLSCHAFT, acting by and
                                          through its NEW YORK BRANCH, a German
                                          chartered bank

                                          By:
                                              ----------------------------------
                                                Authorized Signatory

                                          By:
                                              ----------------------------------
                                                Authorized Signatory

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )


      On this ___ day of __________, 1998, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________; that he/she is a/the ________________ of BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK AKTIENGESELLSCHAFT, acting by and through its NEW YORK BRANCH, the banking corporation described in and which executed the foregoing instrument; that he/she signed his/her name thereto by authority of the board of directors of said banking corporation.

                                        ----------------------------------------
                                        Notary Public

      On this ___ day of __________, 1998, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________; that he/she is a/the ________________ of BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK AKTIENGESELLSCHAFT, acting by and through its NEW YORK BRANCH, the banking corporation described in and which executed the foregoing instrument; that he/she signed his/her name thereto by authority of the board of directors of said banking corporation.

                                        ----------------------------------------
                                        Notary Public

      On this ___ day of ____________, 1998, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ___________________________________________; that he/she is a/the ______________ of ____________________________, the corporation described in and which executed the foregoing instrument; that he/she signed his/her name thereto by authority of the board of directors of said corporation.

                                        ----------------------------------------
                                        Notary Public

      On this ___ day of ____________, 1998, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ___________________________________________; that he/she is a/the ______________ of ____________________________, the corporation described in and which executed the foregoing instrument; that he/she signed his/her name thereto by authority of the board of directors of said corporation.

                                        ----------------------------------------
                                        Notary Public

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )

      On this ___ day of __________, 1998, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________; that he/she is a/the ____________________ of _____________________________, the corporation described in and which executed the foregoing instrument; that he/she signed his/her name thereto by authority of the board of directors of said corporation.

                                        ----------------------------------------
                                        Notary Public

                      [TO BE USED FOR A PARTNERSHIP ENTITY]


STATE OF NEW YORK     )
                      : ss.:
COUNTY OF NEW YORK    )

      On this ___ day of __________, 1998, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________; that he/she is a/the _________________ of _______________________________, the corporation described in and which executed the foregoing instrument; which corporation is the general partner of ______________, the partnership which executed the foregoing instrument; that the execution of instruction by said corporation was duly authorized according to Articles of Partnership; that said corporation executed the instrument on behalf of said partnership pursuant to said authorization; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

                                        ----------------------------------------
                                        Notary Public

                                  SCHEDULE A to
                             Subordination Agreement

                          LEGAL DESCRIPTION OF THE LAND

THAT PORTION OF LOT 4 OF TRACT NO. 26196, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 684 PAGE 86 OF MAP RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL "B", AS SHOWN IN PARCEL MAP L.A. NO. 1200, FILED MAY 6, 1968 IN BOOK 12 PAGE 25 OF PARCEL MAPS, RECORDS OF LOS ANGELES COUNTY, CALIFORNIA, AND

PARCELS 2 AND 3, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN UPON A RECORD OF SURVEY FILED IN BOOK 81 PAGE 26 OF RECORD OF SURVEYS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM ALL OF THE ABOVE DESCRIBED LAND, ALL MINERALS, OIL, GAS AND HYDROCARBONS AND THE RIGHT TO EXPLORE FOR, DEVELOP, PRODUCE AND EXTRACT THE SAME, TOGETHER WITH ALL SUBSURFACE EASEMENTS AND SUBSURFACE RIGHTS OF WAY NECESSARY FOR DIRECTIONALLY DRILLING ON WELLS, THE SURFACE LOCATIONS OF WHICH SHALL BE ON OTHER LANDS BUT WITHOUT RIGHT OF ENTRY UPON THE SURFACE OR UPPER 500 FEET (MEASURED FROM THE SURFACE) OF SAID LAND, AS RESERVED BY FOX REALTY CORPORATION OF CALIFORNIA, A CORPORATION, IN DEED RECORDED APRIL 17, 1961 IN BOOK D-1190 PAGE 104, OFFICIAL RECORDS.


                     Schedule A to Subordination Agreement

                                   EXHIBIT "C"
                            Form of Letter of Credit

              [TO BE RECOPIED ON BANK LETTER OF CREDIT LETTERHEAD]

                                     [DATE]

WH/WSA REALTY, L.L.C.
900 North Michigan Avenue
Chicago, Illinois 60611

      RE:   IRREVOCABLE LETTER OF CREDIT NO. __________

            AMOUNT OF LETTER OF CREDIT:  $___________

            EXPIRATION DATE: _____________

Gentlemen:

      We hereby issue this Irrevocable Letter of Credit in favor of WH/WSA REALTY, L.L.C. ("OWNER"). This letter of Credit is available against Owner's drafts presented at sight drawn on this Bank bearing the clause:

      "Drawn under the ________________ Bank Letter of Credit Number ________" and accompanied by the following document:

      A written instrument (the "STATEMENT"), signed by a representative of Owner, certifying that the signatory is an authorized representative of Owner and that either one of the following two(2) events has occurred:

      (1) SCPIE Holdings Inc. ("TENANT"), is in breach or default under a Lease (the "LEASE") dated as of ______ , 1998 between Owner and Tenant for space at 1888 Century Park East, Los Angeles, CA 90067 (the "Property"), and Owner is entitled to draw the sum demanded in the accompanying sight draft; or

      (2)   This Letter of Credit is scheduled to expire in less than thirty
            (30) days from the date of this Statement and Owner has not received from Tenant a substitute letter of credit or an extension of this Letter of Credit acceptable in all respects to Owner.

      This Letter of Credit is transferable to any successor or assign of Owner and to any person or entity holding a security interest in the Property. We shall be entitled to rely on a certificate to such effect.

      We hereby agree with the drawers, endorsers and bona fide holders of all sight drafts drawn in compliance with the terms and conditions of this Letter of Credit that such sight drafts

                                   Exhibit "C"
will be duly honored upon presentation and delivery of the sight draft together with the Statement specified above and this letter of Credit, if presented as aforesaid. Drafts and Statements will be honored provided that the terms and conditions of this Letter of Credit are complied with.

      We hereby agree that partial drawings are permitted under this Letter of Credit.

      We hereby agree that this Letter of Credit shall be effective as of the date hereof and shall continue in effect until the close of business on its expiration date.

      We agree that sight drafts drawn in compliance with the terms and conditions of this Letter of Credit may be negotiated at any time while this Letter of Credit remains in effect.

      The credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 revision), International Chamber of Commerce-Publication 400.

                                        Very truly yours,

                                        (Name of Bank)

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                   Exhibit "C"

                                  OFFICE LEASE


                                 By and Between

                             WH/WSA REALTY, L.L.C.,
                      a Delaware limited liability company


                                       and


                              SCPIE HOLDINGS INC.,
                             a Delaware corporation

                                TABLE OF CONTENTS

ARTICLE 1 - PREMISES, TERM, OPTION, TERMS AND RIGHT OF FIRST
            OPPORTUNITY..................................................    1

ARTICLE 2 - BASE RENT....................................................    7

ARTICLE 3 - ADDITIONAL RENT..............................................    7

ARTICLE 4 - DELIVERY OF PREMISES.........................................   10

ARTICLE 5 - CONDITION OF PREMISES........................................   10

ARTICLE 6 - USE AND RULES................................................   11

ARTICLE 7 - SERVICES AND UTILITIES.......................................   11

ARTICLE 8 - ALTERATIONS AND LIENS........................................   14

ARTICLE 9 - REPAIRS......................................................   16

ARTICLE 10 - CASUALTY DAMAGE.............................................   16

ARTICLE 11 - INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS................   18

ARTICLE 12 - CONDEMNATION................................................   19

ARTICLE 13 - RETURN OF POSSESSION........................................   20

ARTICLE 14 - HOLDING OVER................................................   21

ARTICLE 15 - NO WAIVER...................................................   21

ARTICLE 16 - ATTORNEYS' FEES AND JURY TRIAL..............................   21

ARTICLE 17 - PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES.........   22

ARTICLE 18 - REASONABLE APPROVALS........................................   22

ARTICLE 19 - SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION..........   22

ARTICLE 20 - ESTOPPEL CERTIFICATE........................................   24

ARTICLE 21 - ASSIGNMENT AND SUBLETTING...................................   24

ARTICLE 22 - RIGHTS RESERVED BY LANDLORD.................................   27

ARTICLE 23 - LANDLORD'S REMEDIES.........................................   29

ARTICLE 24 - LANDLORD'S RIGHT TO CURE....................................   32

ARTICLE 25 - CAPTIONS, DEFINITIONS AND SEVERABILITY......................   33

ARTICLE 26 - CONVEYANCE BY LANDLORD AND LIABILITY........................   41

ARTICLE 27 - INDEMNIFICATION.............................................   42

ARTICLE 28 - SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS..........   42

ARTICLE 29 - COMMUNICATIONS AND COMPUTER LINES...........................   43

ARTICLE 30 - HAZARDOUS MATERIALS.........................................   45

ARTICLE 31 - MISCELLANEOUS...............................................   47

ARTICLE 32 - STORAGE SPACE...............................................   47

ARTICLE 33 - NOTICES.....................................................   49

ARTICLE 34 - REAL ESTATE BROKERS.........................................   50

ARTICLE 35 - SECURITY DEPOSIT............................................   50

ARTICLE 36 - SIGNS.......................................................   51

ARTICLE 37 - ENTIRE AGREEMENT............................................   53


                                       ii